Exhibit 99.1

Hercules Technology Growth Capital, Inc. Announces

Second Quarter 2005 Financial Results

Contact:

David M. Lund	Deborah Stapleton
VP of Finance and Corporate Controller	President
Hercules Technology Growth Capital	Stapleton Communications Inc
(650) 289-3077	(650) 470-0200

PALO ALTO, Calif. – Aug. 3, 2005 - Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), a leading debt and equity growth capital provider to technology related companies, today announced financial results for the second quarter ended June 30, 2005.

Highlights for Quarter ended June 30, 2005

•	Completed initial public offering raising approximately $71.0 million of net proceeds

•	New commitments totaled $80.5 million to 9 companies

•	New debt fundings totaled $53.3 million to 10 companies

•	New equity investment of $1.0 million to an existing portfolio company

•	Total investment portfolio of $87.3 million

•	Net income of $710,000

•	Net unrealized appreciation of $1.0 million

•	Net asset value per share of $11.55

•	Net assets of $113.2 million

Portfolio and Investment Activity for Quarter ended June 30, 2005

During the quarter, the company finalized documents for and committed $80.5 million to 9 companies, including companies that signed term sheets in the first quarter, as well as a number of companies who signed term sheets in the second quarter. This commitment amount excludes a $5.0 million commitment that closed on March 31, 2005 and was funded during the second fiscal quarter that had previously been reported as part of second quarter commitments of $85.5 million.

Additionally, Hercules funded a total of $53.3 million in commitments to ten companies, and invested $1.0 million in preferred equity securities of an existing portfolio company for a total funding of $54.4 million. Funding commitments totaled $123.2 million at June 30, 2005.

The company’s investment portfolio totaled $87.3 million in value at June 30, 2005, compared with $32.6 million at March 31, 2005. At June 30, 2005, the overall weighted average yield to maturity on the company’s loan obligations was 12.87 percent.

New investments during the second quarter of 2005 included:

•	$9.0 million to Merrimack Pharmaceuticals, a biopharmaceutical company

•	$5.0 million to Paratek Pharmaceuticals, a biopharmaceutical company

•	$5.0 million to Ikano Communications, a communications and networking company

•	$4.0 million to Power Medical Interventions, a medical device company

•	$4.0 million to Sportvision, an interactive software company

•	$12.3 million to Wageworks, a consumer and business products company

•	$1.0 million to Adiana, a medical device company

•	$3.0 million to Inxight Software, a business applications software company

•	$10.0 million to Labopharm, a biopharmaceutical company.

Operating Results for Quarter ended June 30, 2005

For the three months ended June 30, 2005, investment income was $1.9 million; operating expenses were $2.2 million, including $56,000 of FASB 123R stock-based compensation expense; and net unrealized gains were $1.0 million. Net investment loss was $334,000 and net increase in net assets resulting from operations was $710,000.

Liquidity and Capital Resources

On June 11, 2005, the company completed an initial public offering, raising approximately $71.0 million of net proceeds. At June 30, 2005 net assets totaled $113.2 million, with a net asset value per share of $11.55.

Outstanding borrowings on the company’s secured credit facility at June 30, 2005, was $25.0 million. On August 1, 2005, the company amended the agreement to extend the maturity of this facility to April 12, 2006, eliminated the extension fee and revised the interest rate payable under the credit facility. At June 30, 2005, the company’s regulatory asset coverage was greater than 550 percent. The company is required to maintain regulatory asset coverage of at least 200 percent.

Subsequent Events

On August 1, 2005, the company, through its wholly-owned affiliate, increased its capital resources by closing on a $100.0 million securitized credit facility with Citigroup Global Markets Realty Corp. “We are very pleased to have closed on a securitized credit facility with Citigroup Global Markets Realty Corp. that gives us the flexibility to continue to grow our investment portfolio and to strengthen our balance sheet going forward on a cost-effective basis” said chairman and chief executive officer Manuel A. Henriquez. “We believe this transaction will ultimately translate into improved yields for our shareholders.”

During June 2005, the Small Business Administration (“SBA”) accepted the company’s application to operate as a Small Business Investment Company (“SBIC”). This will allow the company to operate as an SBIC and receive leverage from those prior approved investments once it receives SBA approval. “We are very pleased that our application has been accepted” said Manuel Henriquez. “We can now submit pre-licensing investments for funding approval by the SBA. Our association with the SBA will provide greater resources to capital and strengthen our financial position.”

Portfolio Quality

At June 30, 2005, Grade 2 investments totaled $75.8 million, or 86.9 percent of the total portfolio; Grade 3 investments totaled $6.8 million, or 7.7 percent of the total portfolio; Grade 4 investments totaled $4.7 million, or 5.4 percent of the total portfolio.

As of June 30, 2005, the company’s investments value had a weighted average investment rating of 2.19, compared to the March 31, 2005 investments value which had a weighted average investment rating of 2.18.

Conference Call

The company will host its second quarter 2005 financial results conference call today, Aug. 3, 2005 at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, dial (866) 700-0133 ten minutes prior to the start time. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial (888) 286-8010 and enter passcode 67712410.

The Hercules financial results conference call will also be available via a live webcast on the investor relations section of the Hercules web site at http://www.herculestech.com. Please access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 12 months.

About Hercules Technology Growth Capital

Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialized finance company providing debt and equity growth capital to technology-related companies at all stages of development. The company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules focuses its investments in companies active in technology industry sub-sectors, characterized by products or services that require advanced technologies, including computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure or services, Internet consumer and business services, telecommunications, telecommunications equipment, media and life sciences. The company’s investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to privately-held companies backed by leading venture capital and private equity firms involves a certain degree of credit risk and may result in potential losses. For more information or companies interested in learning more about financing opportunities should contact info@herculestech.com or call at 650-289-3060 or visit http://www.herculestech.com.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of Hercules Technology Growth Capital, Inc. For these statements, Hercules claims the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. You should be aware that Hercules’ actual results could differ materially from those contained in the forward-looking statements due to a number of risks and uncertainties affecting its business. Factors that may cause actual results to differ from forward-looking statements include Hercules’ limited operating history as a business development company, the extent to which Hercules incurs debt to fund its investments, fluctuations in interest rates, the concentration of Hercules’ investments in a limited number of emerging-growth or expansion stage technology-related companies, the illiquid nature of the securities Hercules’ holds, the highly competitive market for investment opportunities in which Hercules operates and others discussed in Hercules’ filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2005	December 31, 2004
	(unaudited)
Assets
Investments, at value (cost of $86,213,568 and $16,700,000, respectively)	$87,256,960	$16,700,000
Deferred loan origination revenue	(1,655,304)	(285,232)
Cash and cash equivalents	52,727,676	8,678,329
Interest receivable	730,771	80,902
Prepaid expenses and other assets	639,282	20,942
Property and equipment, net	58,171	35,231
Other assets	20,546	2,500

Total assets	139,778,102	25,232,672

Liabilities
Accounts payable	720,489	1,979
Accrued liabilities	879,497	152,560
Short-term loan payable	25,000,000	—

Total liabilities	26,599,986	154,539

Net assets	$113,178,116	$25,078,133

Net assets consist of:
Par value	$9,802	$2,059
Paid-in capital in excess of par value	114,467,971	27,117,896
Accumulated losses	(1,299,657)	(2,041,822)

Total net assets	$113,178,116	$25,078,133

Shares of common stock outstanding ($0.001 par value, 30,000,000 authorized)	9,801,965	2,059,270

Net asset value per share	$11.55	$12.18

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30, 2005	Period from February 2, 2004 (commencement of operations) to June 30, 2004
	2005	2004
Investment income:
Interest	$1,720,281	$2,822	$2,395,885	$5,257
Fees	192,543	—	270,912	—

Total investment income	1,912,824	2,822	2,666,797	5,257

Operating expenses:
Interest	444,444	—	444,444	—
Loan fees	433,333	—	433,333	—
Compensation and benefits	869,874	260,498	1,364,828	378,440
General and administrative	438,017	68,465	636,902	119,873
Stock-based compensation	56,000	650,000	80,000	650,000
Organization costs	—	15,000	—	15,000
Depreciation	4,753	1,888	8,517	1,888

Total operating expenses	2,246,421	995,851	2,968,024	1,165,201

Net investment loss	(333,597)	(993,029)	(301,227)	(1,159,944)

Net unrealized appreciation on investments	1,043,392	—	1,043,392	—

Net increase (decrease) in net assets resulting from operations	$709,795	$(993,029)	$742,165	$(1,159,944)